Exhibit 99.1

NEUBERGER TO BE ACQUIRED BY BAIN CAPITAL AND
HELLMAN & FRIEDMAN

Includes Neuberger Berman, Fixed Income and Alternative Asset Management
Capabilities for High Net Worth and Institutional Clients Globally

Portfolio Managers, Management Team and Senior Professionals Will Own a
Significant Stake in a New Independent Asset Management Business

NEW YORK, September 29, 2008 — Bain Capital Partners, LLC and Hellman & Friedman LLC, two of the world’s leading private equity firms, today agreed to acquire Neuberger Berman, the 69-year-old asset management firm, and the fixed income and certain alternative asset management businesses of Lehman Brothers’ Investment Management Division (together, “Neuberger Investment Management”), in partnership with portfolio managers, the management team and senior professionals. The cash transaction with Lehman Brothers Holdings Inc. results in a valuation of $2.15 billion for the businesses being acquired. As part of the transaction, a new, independent investment management company will be created comprising businesses that managed more than $230 billion of assets as of August 31, 2008. Neuberger Berman will be its largest operating unit, and together with the fixed income and alternative asset management businesses, will form the core of this investment management company.

Founded in 1939 by Roy Neuberger, Neuberger Berman has for seven decades been committed to protecting and building wealth for its clients. With more than 25 experienced portfolio teams in its Private Asset Management platform, the firm’s research focus and collaborative approach have consistently delivered superior returns for clients. A composite of Neuberger Berman funds has outperformed the S&P Index on average over the past 10 years. Neuberger Berman offers separately managed accounts, mutual funds and advice to high net worth and institutional investors. Neuberger Berman remains committed to its powerful culture, its people, its alignment of interest with clients, and to continuing its focus upon performance and client service.

George Walker, global head of investment management for Lehman Brothers, will be chief executive of Neuberger Investment Management, and Joe Amato will continue to lead Neuberger Berman. The overall company, Neuberger Investment Management, will offer a broad suite of investment management products, including high net worth, separately managed accounts, institutional, fixed income, mutual funds and alternative assets including private equity. On a standalone basis, the business is profitable with attractive long-term growth prospects.

“We are excited and energized about what this means for our clients and our employees,” George Walker said in a statement. “I can’t think of two better partners than Bain Capital and Hellman & Friedman, with proven track records of creating value in financial services, and asset management in particular. Our portfolio management and client teams are extremely enthusiastic about this next chapter in our history.”

“Neuberger Berman holds a very special place in the investment management world with a powerful alignment of interests between our people and our clients that produces a strong performance culture,” said Marvin Schwartz, a managing director of Neuberger Berman. “The portfolio managers across equities, fixed income and alternatives are all energized by the opportunity to reinforce and enhance our already high standards of investment performance and client service combined with the opportunity to re-establish a direct ownership basis in the business,” added Joe Amato, head of Neuberger Berman.

“This is a special firm. Each of its businesses — Neuberger Berman equity as well as the fixed income, quantitative and private funds investment groups — has a strong individual performance record. We have also been impressed by their proven ability to work together through first-rate client professionals to design and implement comprehensive solutions for large, sophisticated clients,” said Allen Thorpe, managing director of Hellman & Friedman. “We are excited by the opportunity to partner with the current management team and senior investment professionals. Together, we plan to build a first-class independent investment management firm,” added Jeffrey Goldstein, a Hellman & Friedman managing director.

“We are pleased to join our partners at Hellman & Friedman and the portfolio managers and management team in purchasing this fine investment management business with proven and experienced talent, providing important stability for clients and employees,” said Andrew Balson, a managing director at Bain Capital. “We believe that, over the long term, there is a great deal of value and unleashed potential in this newly independent company, and look forward to working with the portfolio managers and management team to grow the business globally and expand the array of products and services offered to clients,” added Phil Loughlin, a Bain Capital managing director.

Bain Capital Partners and Hellman & Friedman have committed to an all-equity transaction in which they will be equal partners in the new company. Portfolio managers and management will also own a significant stake and will increase their ownership over time through an ongoing, equity-based compensation program. The transaction is expected to be completed by early 2009 and is subject to satisfaction of certain closing conditions, including the Lehman Brothers Holdings Bankruptcy Court approval.

The transaction includes the capabilities of Neuberger Berman (primarily equities products and services, mutual funds, and a strong emphasis on high net worth and institutional clients), Lehman Brothers Asset Management (fixed income, commodities, and quantitative portfolio management), and Lehman Brothers’ private funds investment group which includes the fund-of-funds businesses (both hedge fund and private equity), secondary private equity and co-investment as well as several startup private equity businesses including infrastructure and mezzanine debt. Michael Odrich, head of private equity, and Tony Tutrone, head of the private funds investment group, will both join the Company.

The transaction does not include Lehman Brothers’ major direct private equity businesses such as Merchant Banking, Real Estate, Venture Capital and MLP; certain hedge funds; or, with minor exceptions, the limited partner investments of Lehman Brothers Holdings in the acquired funds. It also does not include the minority stakes in hedge funds held by Lehman Brothers Holdings, for which Holdings continues to assess strategic alternatives.

Separately, the North and South American operations of Lehman Brothers Private Investment Management, an institutional and high net worth brokerage business, were sold to Barclays Capital as part of that company’s purchase of the Capital Markets business of Lehman Brothers.

About Bain Capital

Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $82 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 300 companies around the world, including investments in a broad range of companies such as SunGard Data Systems, Ameritrade, Experian, Instinet, Clear Channel, HCA, Applied Systems, Dunkin Brands and Toys “R” Us. The firm has a team of over 300 professionals dedicated to investing in and supporting its portfolio companies. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong, Mumbai and Shanghai.

About Hellman & Friedman

Hellman & Friedman LLC (www.hf.com) is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including financial services and asset management, media, software and data services, business services, healthcare, internet and digital media, and energy and industrials. Since its founding in 1984, the Firm has raised and, through its affiliated funds, managed over $16 billion of committed capital and is currently investing its sixth partnership, Hellman & Friedman Capital Partners VI, L.P., with over $8 billion of committed capital. Representative investments in financial services and asset management include Gartmore Investment Management, LPL Holdings, Artisan Partners,

Brinson Partners, Franklin Templeton Investments, Grosvenor Capital Management, Mondrian Investment Partners, and The Nasdaq Stock Market.

Media Contacts

Bain Capital Partners

Alex Stanton, Stanton Crenshaw Communications
(212) 780-0701

Hellman & Friedman

Steve Bruce, Abernathy MacGregor Group
(212) 371-5999

Neuberger Investment Management
Randall Whitestone

(212) 526-0542

This press release appears as a matter of record only and does not constitute an offer to sell or a solicitation of an offer to purchase any security.